UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2016

ARCHROCK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

First Amendment to Fourth Amended and Restated Omnibus Agreement

In connection with the completion of the transactions contemplated by the Contribution, Conveyance and Assumption Agreement, dated October 31, 2016 (the “Contribution Agreement”), as described in a Current Report on Form 8-K filed on November 3, 2016 by Archrock Partners, L.P. (the “Partnership” or “we”), on November 19, 2016, we entered into a First Amendment to Fourth Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with Archrock, Inc. (“AROC”), Archrock Services, L.P. (“OpCo”), Archrock Services Leasing LLC (“Archrock Leasing”), Archrock GP LP LLC (“LP LLC”), Archrock GP LLC (“GP LLC”), Archrock MLP LP LLC (“MLP LP LLC”), Archrock General Partner, L.P. (“GP”), Archrock Partners Operating LLC (“APLP Operating”) and Archrock Partners Leasing LLC (“APLP Leasing”).  The omnibus agreement governs several relationships between us and AROC, including:

1.              Certain agreements not to compete between us and our affiliates, on the one hand, and AROC and its affiliates, on the other hand;

2.              AROC’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run our business and our obligation to reimburse AROC for the provision of such services;

3.              The terms under which we, AROC and our respective affiliates may transfer compression equipment;

4.              AROC’s licensing of certain intellectual property to us, including our and AROC’s logos; and

5.              Our obligation to indemnify AROC for certain liabilities, and AROC’s obligation to indemnify us for certain liabilities.

The omnibus agreement is hereby incorporated by reference to Exhibit 10.8 to our Annual Report on Form 10-K filed on February 29, 2016.

The Omnibus Amendment amends the omnibus agreement to:

1.              Extend the terms of certain non-competition and equipment transfer provisions for an additional year such that they will now terminate on December 31, 2018; and

2.              Restate the schedules that identify the customers of AROC and its subsidiaries (other the Partnership and its subsidiaries), on the one hand, and  the Partnership and its subsidiaries, on the other hand.

Each of the parties to the omnibus agreement, other than AROC, is a direct or indirect subsidiary of AROC. As a result, certain individuals, including officers of AROC and officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. Also, AROC holds (as of the date of this Form 8-K, after giving effect to the common units issued to MLP LP LLC in connection with the completion of the transactions contemplated by the Contribution Agreement) an approximate 43% limited partner interest in us through its subsidiaries and an approximate 2% general partner interest and incentive distribution rights in us through its indirect ownership of GP, our general partner.

Item 3.02                                           Unregistered Sales of Equity Securities

In connection with the completion of the transactions contemplated by the Contribution Agreement, on November 19, 2016, we issued 5,482,581 common units representing limited partner interests in the Partnership (“Common Units”) to MLP LP LLC.  The issuance of the Common Units was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2), as a transaction by an issuer not involving a public offering.

Item 7.01                                           Regulation FD Disclosure

On November 21, 2016, we announced the completion of the transactions contemplated by the Contribution Agreement and described in Item 1.01 above.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of Archrock, Inc. and Archrock Partners, L.P., dated November 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.

	By:	Archrock General Partner, L.P., its general partner

	By:	Archrock GP LLC, its general partner

November 23, 2016	By:	/s/ David S. Miller
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of Archrock, Inc. and Archrock Partners, L.P., dated November 21, 2016